Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

January 15, 2008

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Sunovia Energy Technologies, Inc.
(formerly Acadia Resources, Inc.)

On December 27, 2007 my appointment as auditor for Sunovia Energy Technologies, Inc. (formerly Acadia Resources, Inc.) ceased. I have read Sunovia Energy Technologies, Inc.’s statements included under Item 4 of its Form 8-K dated December 27, 2007 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant